SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2008

Merrill Lynch & Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7182	13-2740599

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

4 World Financial Center, New York, New York	10080

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 449-1000

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 5.01 Changes in Control of Registrant
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-3.1: CERTIFICATE OF MERGER
EX-3.2: CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATIONS
EX-3.3: CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATIONS
EX-3.4: BY-LAWS

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 15, 2008, Merrill Lynch & Co., Inc. (“Merrill Lynch” or the “Company”) entered into an Agreement and Plan of Merger (as amended by Amendment No. 1 dated as of October 21, 2008, the “Merger Agreement”) with Bank of America Corporation (“Bank of America”). Pursuant to the Merger Agreement, on January 1, 2009, a wholly-owned subsidiary of Bank of America (“Merger Sub”) merged with and into Merrill Lynch, with Merrill Lynch continuing as the surviving corporation and a subsidiary of Bank of America (the “Merger”).
In connection with the consummation of the Merger, Merrill Lynch requested that each of the NYSE Euronext, Inc. (the “NYSE”) and the Chicago Stock Exchange (the “CHX”) file with the Securities and Exchange Commission an application on Form 25 to (1) remove Merrill Lynch’s common stock, par value $1.33 1/3 per share (the “Common Stock”), from listing on each of the NYSE and the CHX and (2) withdraw the registration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. In connection with the completion of the Merger, trading of the Common Stock on the NYSE and the CHX ceased before the opening of trading on January 2, 2009.
Item 5.01 Changes in Control of Registrant.
In connection with the consummation of the Merger, each outstanding share of Common Stock, except for specified shares of Common Stock held by the Company and Bank of America and their respective subsidiaries, was converted into the right to receive 0.8595 of a share of Bank of America common stock for each share of Common Stock held immediately prior to the Merger.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the Merger, the Company’s Restated Certificate of Incorporation (the “Company Certificate”) was amended as follows:
(1) Effective as of December 31, 2008, Section 5 of the Certificate of Designations of the 9.00% Non-Voting Mandatory Convertible Non-Cumulative Preferred Stock, Series 2 (the “Series 2 Preferred Stock”) and Section 5 of the Certificate of Designations of the 9.00% Non-Voting Mandatory Convertible Non-Cumulative Preferred Stock, Series 3 (the “Series 3 Preferred Stock”) were amended to provide that (a) each share of such series of Company preferred stock shall vote together as a single class with the shares of Company Common Stock on all matters presented for a vote of the holders of Company Common Stock, and (b) each such share shall be entitled to 600 votes. In connection with the foregoing amendments, the title of the Series 2 Preferred Stock was redesignated as “9.00% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2” and the title of the Series 3 Preferred Stock was redesignated as “9.00% Mandatory Convertible Non-Cumulative Preferred Stock, Series 3.”
(2) Effective as of January 1, 2009, Section 2B.(b) of Article IV of the Company Certificate was amended to provide that, effective as of the effective time of the Merger, each holder of Company Common Stock shall be entitled to 250,000 votes for each share thereof held by such holder.
(3) Effective as of January 1, 2009, Section 1 of Article XI of the Company Certificate was amended to provide that, effective as of the effective time of the Merger, holders of Company Common Stock may take action without a meeting by written consent of the holders of 80% of the shares of Company Common Stock outstanding and entitled to vote.
The Certificate of Merger, which included as an Exhibit the amendments described in (2) and (3) above, and the Certificates of Amendment to Certificates of Designations with respect to the Series 2 Preferred Stock and the Series 3 Preferred Stock are attached as Exhibits 3.1, 3.2 and 3.3, respectively and are incorporated by reference herein.
At the effective time of the Merger, the Bylaws of Merger Sub, as in effect immediately prior to the effective time of the Merger, became the Bylaws of Merrill Lynch (the “Amended Bylaws”). The Amended Bylaws are attached as Exhibit 3.4 hereto and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Merger merging MER Merger Corporation with and into Merrill Lynch & Co., Inc.

3.2	Certificate of Amendment to Certificate of Designations of 9.00% Non-Voting Mandatory Convertible Non-Cumulative Preferred Stock, Series 2 of Merrill Lynch & Co., Inc.

3.3	Certificate of Amendment to Certificate of Designations of 9.00% Non-Voting Mandatory Convertible Non-Cumulative Preferred Stock, Series 3 of Merrill Lynch & Co., Inc.

3.4	By-Laws of Merrill Lynch & Co., Inc. as of January 1, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC.

(Registrant)

By:	/s/ John Thurlow

John Thurlow
Assistant Treasurer
Date: January 2, 2009

Exhibit No.	Description
3.1	Certificate of Merger merging MER Merger Corporation with and into Merrill Lynch & Co., Inc.

3.2	Certificate of Amendment to Certificate of Designations of 9.00% Non-Voting Mandatory Convertible Non-Cumulative Preferred Stock, Series 2 of Merrill Lynch & Co., Inc.

3.3	Certificate of Amendment to Certificate of Designations of 9.00% Non-Voting Mandatory Convertible Non-Cumulative Preferred Stock, Series 3 of Merrill Lynch & Co., Inc.

3.4	By-Laws of Merrill Lynch & Co., Inc. as of January 1, 2009